Exhibit 99.2  Certification of Chief Financial Officer

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Alfa Corporation (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Annual Report on Form 10-K for the period ended December 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15 (d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 03/26/03	/s/ STEPHEN G. RUTLEDGE

	Name:	Stephen G. Rutledge
	Title:	Chief Financial Officer